SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      June 15, 2001

                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware                                                            1-11596                                       58-1954497
 (State or other                                               (Commission File                              (IRS Employer
jurisdiction of                                                   Number)                                         Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                                                    32653
 (Address of principal executive offices)                                                                  (Zip Code)

Registrant's telephone number, including area code     (352) 373-4200

                                              Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On June 25, 2000, Perma-Fix Environmental Services, Inc. (the "Company") completed the acquisition of East Tennessee Materials and Energy Corporation, a Tennessee corporation ("M&EC"), pursuant to the terms of the Stock Purchase Agreement, dated January 18, 2001, (the "Purchase Agreement") between the Company, M&EC, all of the shareholders of M&EC and Bill Hillis. Pursuant to the terms of the Purchase Agreement, all of the outstanding voting stock of M&EC was acquired by the Company and M&EC with (a) M&EC acquiring 20% of the outstanding shares of voting stock of M&EC, and (b) the Company acquiring all of the remaining outstanding shares of M&EC voting stock (collectively, the "M&EC Acquisition"). As a result, the Company now owns all of the issued and outstanding voting capital stock of M&EC.

     The purchase price paid by the Company for the M&EC voting stock was approximately $2.5 million, which was paid by the Company issuing approximately 1.6 million shares of the Company's common stock to the shareholders of M&EC, with each share of common stock having an agreed value of $1.50, the closing price of the common stock as represented on the Nasdaq on the date of the initial letter of intent relating to this acquisition. In addition, as partial consideration of the M&EC Acquisition, M&EC issued shares of its newly created Series B Preferred Stock to shareholders of M&EC having a stated value of approximately $1.3 million. The Series B Preferred Stock is non-voting and non-convertible and may be redeemed at the option of M&EC and at any time after one year from the date of issuance for the per share price of $1.00. Following the first 12 months after the original issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of M&EC out of legally available funds, dividends at the rate of 5% per year per share applied to the amount of $1.00 per share, which shall be fully cumulative. As a condition to the closing of the acquisition, the Company also issued approximately 307,000 shares of the Company's common stock to certain creditors of M&EC in satisfaction of approximately $460,000 of M&EC's liabilities. The Company had previously loaned and/or advanced to M&EC approximately $11.1 million for M&EC's working capital purposes and to finance the construction of M&EC's facility.

     As a condition to the closing of the M&EC Acquisition, M&EC entered into an installment agreement with the Internal Revenue Service (the "IRS") relating to various withholding taxes owing by M&EC in the amount of $923,495. In addition, as an additional condition to such closing, one of M&EC's shareholders, Performance Development Corporation, a Tennessee corporation ("PDC") and two corporations affiliated with PDC, PDC Services Corporation ("PDC Services") and Management Technologies, Inc. ("MTI") each entered into such installment agreement with the IRS relating to withholding taxes owing by each of PDC, PDC Services and MTI. Each installment agreement provides for the payment of annual installments over a term of seven years in the aggregate amount of $3,713,721. The installment agreements provide that (a) the Company does not have any liability for any taxes, interest or penalty with respect to M&EC, PDC, PDC Services or MTI; (b) M&EC will be solely liable for paying the obligations of M&EC; (c) the IRS will not assert any liability against the Company, M&EC or any current or future, related affiliate of the Company for any tax, interest or penalty of PDC, PDC Services or MTI; and (d) as long as the payments of M&EC under its installment agreement are timely made pursuant to the terms of the installment agreement, the IRS will not file a notice of federal tax lien, change or cancel the installment agreement, or take any other type of action against M&EC with respect to the withholding taxes and interest set forth in the installment agreement. Each installment agreement also provides that the IRS agrees not to assert any liability against M&EC, the Company or any current or future related affiliate of the Company for any tax, interest or penalty of PDC, PDC Services or MTI. The Company did not acquire any interest in PDC, PDC Services or MTI.

     Prior to the closing of the M&EC Acquisition, PDC had advanced monies to, and performed certain services for the Company totaling an aggregate of $3.7 million. In payment of such advances and services, M&EC issued a Promissory Note, dated June 7, 2001 to PDC in the principal amount of approximately $3.7 million. The promissory note is payable over seven years to correspond to payments due to the IRS under the installment agreements. PDC has directed M&EC to make all payments under the promissory note directly to the IRS to be applied to PDC's obligations under its installment agreement with the IRS.

     In connection with the closing of the M&EC Acquisition, the Company also made certain corrective contributions to M&EC's 401(k) Plan and to the 401(k) Plan of PDC. The total amount of corrective contributions made to the M&EC 401(k) Plan and the PDC 401(k) Plan was $1.8 million. The Company utilized a portion of the proceeds of its current private placement offering described under Item 5 below and a portion of its working capital line of credit to fund all, or a substantial portion of, the corrective contributions to the 401(k) Plans described above, fund the initial payment to the IRS, and to pay certain other liabilities of M&EC.

     M&EC is currently constructing a low-level radioactive and hazardous waste treatment facility in Oak Ridge, Tennessee. The facility is expected to be operational in the third quarter of 2001. M&EC holds both hazardous waste treatment and storage permit and a license to store and treat low-level radioactive waste. The Company intends to continue such operations.

Item 5.  Other Events and Regulation FD Disclosure.

     Private Placement

     As previously reported, the Company is conducting a private placement offering of units (the "Offering") to accredited investors. Each unit is comprised of one share of the Company's common stock and one warrant to purchase one share of common stock. On June 15, 2001, the Company amended certain terms of the Offering to meet the requirements of the NASDAQ to list the shares of common stock included in the units and the shares of common stock issuable upon exercise of the warrants included in the units. Prior to such amendments, the Offering was for a minimum of 1.5 million units and a maximum of 5 million units. The revised Offering reduces the maximum number of units offered from 5 million to 4.4 million. The Offering was further revised in order to comply with the NASDAQ rules that the warrants included in units may not be exercised until the Company has obtained shareholder approval of the exercise of such warrants. The Company intends to solicit for such shareholder approval as soon as possible after the final Closing under the Offering. The purchase price of each unit remains $1.75 and the initial exercise price of each warrant (subject to adjustment under certain conditions) remains $1.75.

     Pursuant to the terms of the Offering, on June 29, 2001, the Board of Directors of the Company extended the Offering period until the earlier of: July 30, 2001, or until the 4.4 million units are sold. As a result, the

3

Offering will terminate at the close of business on July 30, 2001. As of July 3, 2001, the Company has accepted subscription for 2,697,285 units, for an aggregate purchase price of $4,720,249, and has withdrawn all such proceeds from escrow. The Offering is being made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and/or Rule 506 of Regulation D promulgated under the Act.

      Restructuring of Preferred Stock.

      The Company and Capital Bank-Grawe Gruppe AG (f/k/a RBB Bank Aktiengesellschaft) entered into a Conversion and Exchange Agreement, dated May 25, 2001, but effective as of April 6, 2001, whereby Capital Bank converted a portion of the Company's preferred stock owned of record by Capital Bank, as agent for certain of its accredited investors, for shares of the Company's common stock and exchanged the remaining preferred stock held by Capital Bank for shares of the Company's newly designated Series 17 Class Q Convertible Preferred Stock (the "Series 17 Preferred").

     Prior to the consummation of the Conversion and Exchange Agreement, Capital Bank owned of record, as its agent for certain of its accredited investors, 1,769 shares of the Company's Series 14 Class N Convertible Preferred Stock (the "Series 14 Preferred"), 616 shares of the Company's Series 15 Class O Convertible Preferred Stock (the "Series 15 Preferred"), and 1,797 shares of the Company's Series 16 Class P Convertible Preferred Stock (the "Series 16 Preferred"). Capital Bank converted 1,314 shares of Series 14 Preferred and 416 shares of Series 15 Preferred into an aggregate of 1,153,333 shares of the Company's common stock. Capital Bank then exchanged the remaining shares of Series 14 Preferred, Series 15 Preferred, and Series 16 Preferred for a total of 2,500 shares of the Series 17 Preferred. As a result of the consummation of the Conversion and Exchange Agreement, no shares of Series 14 Preferred, Series 15 Preferred, or Series 16 Preferred remain outstanding. The terms of the Series 17 Preferred include, among other things, the following:

     1.   The Series 17 Preferred may be converted into shares of common stock at any time at a conversion price of $1.50 per share, subject to adjustment as set forth in the Certificate of
           Designations relating to the Series 17 Preferred.

     2.   The Series 17 Preferred has a "stated value" of $1,000 per share. The Corporation may, at its sole option, redeem, in whole or in part, at any time, and from time to time the then outstanding Series 17 Preferred at the following cash redemption prices if redeemed during the following periods: (a) within 12 months from June 1, 2001 - $1,100 per share, and (b)
           after June 1, 2002 - $1,200 per share. Upon any notice of redemption, Capital Bank shall have only five business days to exercise its conversion rights regarding the redeemed shares.

     3.  Capital Bank is entitled to receive if, when and as declared by the Board of Directors of the
          Company out of funds legally available therefore, cumulative dividends at an annual dividend rate, of 5% of the Liquidation Value for each share of the Series 17 Preferred then issued and outstanding as of the acceptable declaration of such dividend, payable semiannually within 10 business days after each subsequent June 30th and December 31st. Dividends

4

           shall be payable in cash or shares of the Company's common stock, at the Company's option. The Liquidation Value is $1,000 per share, subject to adjustment.

     The issuance of the Series 17 Preferred under the terms of the Conversion and Exchange Agreement was made in a private placement under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. The warrants previously issued to Capital Bank in connection with the Series 14 Preferred, Series 15 Preferred, and Series 16 Preferred have not changed.

     Capital Bank has advised the Company that it is precluded by Austrian law from disclosing the identities of its investors, but that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised the Company that none of its investors beneficially own more than 4.9% of the Company's common stock.

     As of July 3, 2001, Capital Bank beneficially owned 12,421,310 shares of common stock as agent for certain accredited investors, comprised of (a) 6,928,393 shares owned of record (representing 24.13% of the Company's issued and outstanding common stock as of July 3, 2001, including the 2,697,285 shares of common stock sold under the Offering as of July 3, 2001); and (b) 3,826,250 shares issuable upon the exercise of warrants held by Capital Bank, and 1,666,667 shares issuable upon conversion of the Series 17 Preferred. If Capital Bank were to acquire all of the shares of common stock issuable upon exercise of the various warrants held by Capital Bank and the shares of common stock issuable upon conversion of the Series 17 Preferred, Capital Bank would own 36.3% of the issued and outstanding common stock of the Company, including the 2,697,285 shares of common stock sold under the Offering as of July 3, 2001.

Item 7.  Financial Statements and Exhibits.

            (a)  Financial statements of businesses acquired.

     The audited financial statements of M&EC and unaudited interim financial statements of M&EC required by Rule 3.05(b) of Regulation S-X, as promulgated pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are not included herein, but will be filed by amendment to this Form 8-K not later than 60 days after July 10, 2001.

           (b) Pro forma financial information.

     The unaudited pro forma financial information required by Article 11 of Regulation S-X, as promulgated pursuant to the Securities Act and the Exchange Act is not included herein, but will be filed by amendment to this Form 8-K not later than 60 days after July 10, 2001.

           (c) Exhibits.

     2.1  Stock Purchase Agreement, dated January 18, 2001, among the Company; East Tennessee
            Materials and Energy Corporation; Performance Development Corporation; Joe W. Anderson;
            Ronald W. Anderson; M. Joy Anderson; Russell R. and Cindy E. Anderson; Charitable
            Remainder Unitrust of William Paul Cowell, Kevin Cowell, Trustee; Joe B. and Angela H.

5

            Fincher; Ken-Ten Partners; Michael W. Light; Management Technologies, Incorporated;
            M&EC 401(k) Plan and Trust; PDC 401(k) Plan and Trust; Robert N. Parker; James C.
            Powers; Richard William Schenk, Trustee of the Richard Schenk Trust dated November 5,
            1998; Talahi Partners; Hillis Enterprises, Inc.; Tom Price and Virginia Price; Thomas John
            Abraham, Jr. and Donna Ferguson Abraham; and Bill J. Hillis, is incorporated by reference from Exhibit 2.1 to the Company's Form 8-K, dated January 31, 2001;

     4.1  Form of Warrant Agreement;

     4.2  Form of Subscription Agreement;

     4.3  Amendment No. 1 to Private Placement Offering Memorandum, dated June 15, 2001. This exhibit does not constitute an offer to sell or the solicitation of an offer to buy securities. The private offering referenced in this exhibit is being made only to accredited investors through one or more broker/dealer placement agents. The units, the common stock and warrants comprising the units, and the common stock issuable upon exercise of the warrants, referenced in this exhibit have not been registered under the United States or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     4.4  Specimen copy of Certificate relating to the Series 17 Class Q Convertible Preferred Stock.

     4.5  Conversion and Exchange Agreement, dated May 25, 2001, but effective as of April 6, 2001, between the Company and RBB Bank Aktiengesellschaft.

   10.1  Promissory Note, dated June 7, 2001, issued by M&EC in favor of Performance Development
            Corporation.

    10.2  Form 433-D Installment Agreement, dated June 11, 2001, between M&EC and the Internal
             Revenue Service.

    99.1  Restated Certificate of Incorporation of the Company, dated November 22, 1991, as amended, including the Certificate of Designations of Series 17 Class Q Convertible Preferred Stock,
            dated May 25, 2001, and filed with the Delaware Secretary of State on June 14, 2001.

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 PERMA-FIX ENVIRONMENTAL
                                                                                SERVICES, INC.

                                                                                By:    /s/ Richard T. Kelecy
                                                                                      Richard T. Kelecy
                                                                                      ;Chief Financial Officer

Dated:  July 5, 2001